EXHIBIT 99.2

Grant Park Fund April 2019 Update
May 21, 2019

Class	April ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	2.67%	4.17%	$4.65M	$985.662
B	2.65%	3.97%	$48.79M	$797.778
Legacy 1	2.89%	4.95%	$0.57M	$814.786
Legacy 2	2.83%	4.76%	$0.34M	$792.290
Global 1	2.90%	4.98%	$18.21M	$816.126
Global 2	2.88%	4.97%	$0.75M	$797.018
Global 3	2.75%	4.47%	$0.55M	$669.210
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was positive, led by profitable positions in the equities, currencies, grains/foods, energies and metals sectors.  Performance in the fixed income sector was negative.

Positive equity performance was led by positions in the S&P 500 Index, the Nasdaq 100 Index, the Dax Index and the Eurostoxx Index. The currencies sector was positive, led by positions in the Mexican peso, Swiss franc and Japanese yen. In the grains/foods sector, positions in coffee, wheat and soybeans led positive performance. Performance  in the  energy sector was slightly positive, where gains in natural gas and gasoline blendstock positions were partially offset by losses in gas oil positions. Performance in the metals sector was essentially unchanged, with gains in aluminum offset by losses in zinc, copper, platinum and gold.

The fixed income sector performance was negative, led by losses in German Bunds, U.S. Treasury Bonds and Short Sterling positions.  Positive performance by Australian 3-Year Treasury Bonds and Australian Treasury Bills partially  offset sector losses.

Additional Information: Grant Park will no longer offer units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018. For existing investors in Grant Park, business will continue to be conducted as usual. For example, there will be no change in our trading, operations, or monthly statements, etc., and redemption requests will continue to be honored on a monthly basis. For the Fund’s monthly Account Statement, including the net asset value  per unit, and related information, please visit our website at grantparkfunds.com.

Sincerely,

David Kavanagh President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)
For the month ended April 30, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	$1,101,509	$3,007,006
Change In Unrealized Income (Loss)	1,254,148	1,495,404
Brokerage Commission	-14,727	-83,559
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-80,545	-287,188
Change in Accrued Commission	1,534	306
Net Trading Income (Loss)	2,261,919	4,131,969

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$58,011	$269,825
Interest, Other	44,073	96,435
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	2,364,003	4,500,445

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	35,960	67,331
Operating Expenses	15,893	64,214
Organization and Offering Expenses	18,291	73,931
Brokerage Expenses	286,720	1,168,139
Dividend Expenses	0	0
Total Expenses	356,864	1,373,615

Net Income (Loss)	$2,007,139	$3,126,830

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$73,843,902	$77,934,699
Additions	0	0
Net Income (Loss)	2,007,139	3,126,830
Redemptions	-1,978,588	-7,189,076
Balance at April 30, 2019	$73,872,453	$73,872,453

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR Year to Date ROR
A	$985.662	4,721.72991	$4,654,031	2.67%	4.17%
B	$797.778	61,163.22162	$48,794,699	2.65%	3.97%
Legacy 1	$814.786	695.71216	$566,856	2.89%	4.95%
Legacy 2	$792.290	430.02681	$340,706	2.83%	4.76%
Global 1	$816.126	22,317.50199	$18,213,901	2.90%	4.98%
Global 2	$797.018	940.93190	$749,939	2.88%	4.97%
Global 3	$669.210	825.33233	$552,321	2.75%	4.47%

To the best of my knowledge and belief the information contained herein is accurate and complete.

__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership